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                                                                  EXHIBIT 24.1
                                    CONSENT OF

                             INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statements of Raytheon Company and Subsidiaries Consolidated on Form S-8 (File Nos. 2-55841, 2-87308, 2-93903, 2-93871, 33-3720, 33-3723, 33-5650,
   33-10811, 33-14165, 33-15242, 33-15396,  33-15397, 33-15398, 33-21454,  33-
   21741, 33-22211, 33-23449,  33-23751, 33-24695, 33-49041 and 33-49033)  and
   on Form S-3 (File Nos. 33-49045 and 33-49269) of our reports dated January 19, 1995, except as to information presented in Note R for which the date is February 22, 1995, on our audits of the consolidated financial statements and financial statement schedules of Raytheon Company and Subsidiaries Consolidated as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994 which reports are incorporated by reference or included in this Annual Report on Form 10-K.


       Coopers & Lybrand L.L.P.
   /s/ Coopers & Lybrand L.L.P.

   Boston, Massachusetts

   March 22, 1995
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